EX.99.h.1.a.

JOINDER AND AMENDMENT TO AGENCY SERVICES AGREEMENT

This Joinder and Amendment (“Amendment”), dated as of February 21, 2023, to the AGENCY SERVICES AGREEMENT, dated January 20, 2022 (as amended, the “Principal Agreement”), among JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“J.P. Morgan”); and DOUBLE LINE ETF TRUST (the “Trust”), on behalf of its series listed on Exhibit A thereto, (each series a “Customer and together, the “Customer”), is entered into among the Trust, on behalf of its series listed on Exhibit A thereto, the New Customer (as defined below), and J.P. Morgan, and is effective as of February 21, 2023 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Parties entered into the Principal Agreement pursuant to which J.P. Morgan was appointed to provide various administrative services;

WHEREAS, the Parties now wish to update the series listed in Exhibit A to add the following:

DoubleLine Commercial Real Estate ETF

DoubleLine Mortgage ETF

(the “New Customers”), as Parties to the Principal Agreement as of the Effective Date; and

WHEREAS, the Parties desire to amend the Principal Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.	Definitions. Terms defined in the Principal Agreement shall, save the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Principal Agreement shall be amended as follows:

(a)

The New Customers shall be added as a party to the Principal Agreement, effective as of the Effective Date, and all references to the “Customers” in the Principal Agreement shall include references to the New Customers.

(a)	Exhibit A of the Principal Agreement is deleted in its entirety and hereby replaced with the new Exhibit A set forth in this Amendment.

(b)	Save as varied by this Amendment, the Principal Agreement is confirmed and shall remain in full force and effect.

3.	Joinder. The New Customers hereby agree to be subject to and bound by the terms and conditions of the Principal Agreement and shall be deemed to be a party thereto as of the Effective Date.

4.

Representations. Each party represents to the other parties that all representations contained in the Principal Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

5.

Entire Agreement. This Amendment and the Principal Agreement and any documents referred to in each of them, constitute the whole agreement among the Parties relating to their subject matter and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If the provisions of this Amendment are inconsistent with or in conflict with any of the provisions in the Principal Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as among the parties. This Amendment may only be amended in writing.

6.

Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until is has been executed by all Parties.

7.	Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any principles governing conflict of laws.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

DOUBLE LINE ETF TRUST on behalf of its series listed on Exhibit A hereto.

By:
Name: Ronald Redell
Title: President

JPMORGAN CHASE BANK, N.A.

By:
Name: Adam King
Title: Executive Director

AGENCY SERVICES AGREEMENT

EXHIBIT A

LIST OF ETF SERIES

1.	DoubleLine Opportunistic Bond ETF

2.	DoubleLine Shiller CAPE® U.S. Equities ETF

3.	DoubleLine Commercial Real Estate ETF

4.	DoubleLine Mortgage ETF

4